UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2012

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-19001	84-1070932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road Dania Beach, Florida 33312

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 766-5351

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 1, 2009, Vapor Corp. (the “Company”) entered into an employment agreement with Kevin Frija to serve as its Chief Executive Officer and director. The agreement provided for the payment of $72,000 in annual base salary, a one-time bonus of $48,000 payable ratably over a twelve (12) month period and an award to purchase up to 900,000 shares of Company common stock which vested monthly on a pro-rata basis over twelve (12) months, and are exercisable at $0.45 per share. The agreement expired on September 10, 2010 and the Company has continued to employ Mr. Frija as its Chief Executive Officer on an at-will basis. Mr. Frija also served as the Company’s Chief Financial Officer from October 1, 2009 until February 29, 2012. Effective February 29, 2012, Mr. Frija resigned as the Company’s Chief Financial Officer as a result of the Company’s appointment of Harlan Press as the Company’s Chief Financial Officer as described below.

On February 27, 2012, the Company entered into a new employment agreement with Mr. Frija pursuant to which Mr. Frija will continue being employed as Chief Executive Officer and also be employed as President of the Company for a term that shall begin on January 1, 2012, and, unless sooner terminated as provided therein, shall end on December 31, 2014; provided that such term of employment shall automatically extend for successive one-year periods unless either party gives at least six months’ advance written notice of its intention not to extend the term of employment. Mr. Frija will receive a base salary of $144,000, increasing to $150,000 and $159,000, respectively, for the second and third years of the Agreement. The Company has agreed to pay Mr. Frija a one-time cash retention bonus in the amount of $10,500 on or before June 30, 2012. Mr. Frija shall be eligible to participate in the Company’s annual performance based bonus program, as the same may be established from time to time by the Company’s Board of Directors in consultation with Mr. Frija for executive officers of the Company. In addition, the Company may terminate Mr. Frija’s employment at any time, with or without cause (as defined in the employment agreement), and Mr. Frija may terminate his employment with the Company without or for good reason (as defined in the employment agreement), provided that termination by either party is subject to advance written notice and, in most instances, the satisfaction of other conditions. Under the employment agreement, in the event Mr. Frija’s employment is terminated by the Company without cause or by Mr. Frija for good reason, Mr. Frija will be entitled to receive severance benefits equal to three months of his base salary for each year of service. Mr. Frija’s employment agreement also contains term and post-termination non-solicitation, confidentiality and non-competition covenants.

The above summary of Mr. Frija’s new employment agreement is qualified in its entirety by reference to the text of the employment agreement, which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

As noted above, effective February 29, 2012, Mr. Harlan Press was appointed as Chief Financial Officer of the Company in connection with his entry into an employment agreement with the Company, the terms and conditions of which are summarized below.

There is no arrangement or understanding between Mr. Press and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Press and any executive officer or director of the Company, and there are no transactions in which Mr. Press has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Prior to being appointed as Chief Financial Officer of the Company, Mr. Press, age 47, served as a consultant to the Company since August 2011. Mr. Press has worked as an independent consultant from May 2009 through February 2012 and January 2007 through December 2007. From December 2007 through April 2009, Mr. Press was the Chief Financial Officer of Solar Cosmetics Labs, Inc. From August 2005 through December 2006, Mr. Press was a director of Adsouth Partners, Inc. and from April 1994 through March 2006, Mr. Press was employed by Concord Camera Corp. in various capacities, including as Vice President, Treasurer and Principal Financial Officer. Mr. Press is a Certified Public Accountant, holds a Bachelor of Science degree from Syracuse University, is a member of the American Institute of Certified Public Accountants, New York State Society of Certified Public Accountants, and is a Chartered Global Management Accountant.

On February 27, 2012, the Company entered into the aforesaid employment agreement with Mr. Press pursuant to which Mr. Press will be employed as Chief Financial Officer of the Company for a term that shall begin on February 29, 2012, and, unless sooner terminated as provided therein, shall end on February 28, 2015; provided that such term of employment shall automatically extend for successive one-year periods unless either party gives at least six months’ advance written notice of its intention not to extend the term of employment. Mr. Press will receive a base salary of $175,000, increasing to $181,000 and $190,000, respectively, for the second and third years of the employment agreement. Mr. Press shall be eligible to participate in the Company’s annual performance based bonus program, as the same may be established from time to time by the Company’s Board of Directors in consultation with Mr. Press for executive officers of the Company.

In addition, the Company may terminate Mr. Press’ employment at any time, with or without cause (as defined in the employment agreement), and Mr. Press may terminate his employment with the Company without or for good reason (as defined in the employment agreement), provided that termination by either party is subject to advance written notice and, in most instances, the satisfaction of other conditions. Under the employment agreement, in the event Mr. Press’ employment is terminated by the Company without cause or by Mr. Press for good reason, Mr. Press will be entitled to receive severance benefits equal to three months of his base salary for each year of service. In addition, Mr. Press will receive a 10-year option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.20, vesting monthly at the rate of 5,555.6 per month. Mr. Press’ employment agreement also contains term and post-termination non-solicitation, confidentiality and non-competition covenants.

The above summary of the Mr. Press’ employment agreement is qualified in its entirety by reference to the text of the employment agreement, which is filed herewith as Exhibit 10.2, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Vapor Corp. and Kevin Frija, dated February 27, 2012.

10.2	Employment Agreement between Vapor Corp. and Harlan Press, dated February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: February 27, 2012	By:	/s/ Kevin Frija
Name: Kevin Frija
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Vapor Corp. and Kevin Frija, dated February 27, 2012.

10.2	Employment Agreement between Vapor Corp. and Harlan Press, dated February 27, 2012.